Exhibit 99.1

Coupon Express, Inc. (Formerly PSI Corp.) Raises $950,000 of Convertible Senior Notes and Warrants

NEW YORK, June 1, 2012 (GLOBE NEWSWIRE) – Coupon Express, Inc. (Pink Sheets:PSCP) today announced the successful closing of a private placement of $950,000 aggregate principal amount of Cumulative Convertible Senior Notes (“Senior Notes”) and Warrants to certain investors, that included NextLevel Venture Partners, the lead investor from the Company’s Convertible Senior Note private placement in October 2011. The Senior Notes, which mature on May 30, 2013 (subject to a one-year extension under certain circumstances), are convertible into shares of the Company’s Series A Preferred Stock (“Preferred Stock”) at a rate of one share of Preferred Stock for each $25,000 of Senior Notes. Upon the conversion of the Company’s remaining convertible debt, or upon the consent of a majority in principal amount of the Senior Notes and the Senior Notes issued on October 24, 2011 on a combined basis, the Senior Notes will be converted into shares of Preferred Stock. The Senior Notes are secured obligations of Coupon Express and will bear interest at a rate of 7% per year.

“This is another major milestone for Coupon Express,” said Eric Kash, CEO. Mr. Kash added, “This round of financing will allow the Company to expand and execute its business strategy.”

The shares of Preferred Stock bear a cumulative dividend of 7% per annum. Upon liquidation, and upon an acquisition of the Company, the holders of Preferred Stock are entitled to a liquidation preference equal to the greater of (i) the amount invested plus all accrued and unpaid dividends, and (ii) the amount the holders of Preferred Stock would receive had they converted the Preferred Stock to Common Stock immediately prior to such event. Each share of Preferred Stock is convertible into 1,250,000 shares of the Company’s Common Stock, subject to certain adjustments.

The Warrants are exercisable until May 30, 2017 at a price of $.04 per share (subject to certain adjustments) and entitle the holder to purchase 1,250,000 shares of the Company’s Common Stock for each $25,000 of principal amount of Senior Notes. The investors have entered into an Investors’ Rights Agreement which among other things, provides for Board representation, registration rights, and certain provisions regarding future sales of securities by the Company.

Coupon Express intends to use the net proceeds from the offering for general corporate purposes, sales and marketing and working capital.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under a resale registration statement will only be by means of a prospectus.

About Coupon Express, Inc.

Coupon Express, Inc. provides innovative interactive customer communications systems and applications that support targeted marketing programs with unique point-of-purchase (POP) services and information that serve shoppers and distributors while building loyalty and revenue for the Company’s primary clients. Through its proprietary multifunction kiosks and services, we provide in-store customized couponing, in multiple languages, for immediate impact in regional, independent retailers in the grocery and convenience store industries, enabling retailers to quickly determine ideal price-points for new products and mitigate losses from hard-to-sell items. Through a joint marketing agreement with Midax, Inc. a leading systems integrator for the independent grocery and convenience store industries, Coupon Express, Inc. provides a seamless transaction for issuing, redeeming and reporting coupons, as well as creating a state-of-the-art loyalty program and shopping list service.

Forward-Looking Statements Disclosure

This press release may contain “forward-looking statements” within the meaning of the federal securities laws. In this context, forward-looking statements may address the Company’s expected future business and financial performance and often contain words such as “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “intends,” “plans,” “seeks,” “will,” and other terms with similar meaning, including but not limited to, statements regarding the possibility of commitments for the Coupon Express from other national brands, creation of state-of-the-art loyalty programs and the possibility of increased revenue. These forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can provide no assurances that these assumptions will prove to be correct. In connection with the “safe harbor” provisions of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, important factors that, among others, could cause or result in actual results and experience to differ materially from the Company’s anticipated results, projections, or other expectations are disclosed in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements in this press release are expressly qualified by such cautionary statements, risks, and uncertainties, and by reference to the underlying assumptions.

CONTACT: Eric Kash - CEO

914-371-2441

eric@couponexpressinc.com